UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2016

CONNECTURE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36778	58-2488736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

18500 West Corporate Drive, Suite 250

Brookfield, WI 53045

(Address of principal executive offices, including zip code)

(262) 432-8282

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Connecture, Inc. (the “Company”) held a special meeting of stockholders on September 26, 2016 (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved an amendment (the “Amendment”) to the Connecture, Inc. 2014 Equity Incentive Plan (the “2014 Plan”) to increase the number of shares available for issuance under such plan by 1,500,000 shares, which Amendment had previously been approved by the Board of Directors of the Company on August 3, 2016 subject to the approval of the Company’s stockholders. The 2014 Plan, as amended by the Amendment, is filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein. The description of the Amendment and the Plan above is qualified in its entirety by reference to Exhibit 10.1.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As noted above, the Company held a special meeting of stockholders on September 26, 2016. The matter voted on at such meeting and the result of the vote were as follows:

Proposal 1: Approval of an amendment to the Connecture, Inc. 2014 Equity Incentive Plan to increase the number of shares available for issuance under such plan by 1,500,000 shares.

The Amendment was approved, based on the following votes:

For	Against	Abstain	Broker Non-Votes
19,588,958	5,459,341	15,264	None

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Connecture, Inc. 2014 Equity Incentive Plan, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTURE, INC.

Date: September 26, 2016	/s/ James P. Purko
James P. Purko Chief Financial Officer